Exhibit 10(a)

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT dated as of January 22, 2019 (this “Amendment”), is entered into among WD-40 COMPANY, a Delaware corporation (the “Company”), WD-40 COMPANY LIMITED  (“WD-40 UK”), the Guarantors party hereto (together with the Company and WD-40 UK, each a “Loan Party” and collectively the “Loan Parties”) and BANK OF AMERICA, N.A. (the “Lender”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (defined below).

RECITALS

A.The Loan Parties and the Lender entered into that certain Credit Agreement dated as of June 17, 2011 (as amended and modified from time to time, the “Credit Agreement”).

B.The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.Amendments.

(a)The definition of “Alternative Currency” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Alternative Currency” means Euro, Sterling and each other currency (other than Dollars) that is agreed to by the Lender and the Company.

(b)The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means, as of any date of determination, the following percentages per annum:

Letter of Credit Fee	Prime Rate Loans	LIBOR Rate Loans	Commitment Fee
0.90%	0.00%	0.90%	0.15%

(c)The definition of “Designated Borrower” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.  As of the Seventh Amendment Effective Date, WD-40 UK is the only Designated Borrower.

(d)The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Guarantors” means, collectively (a) each Domestic Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto (but only for so long as such Person is a Subsidiary of the Company), (b) WD-40 UK, (c) each other Person that joins as a Guarantor pursuant to Section 7.13 or otherwise, (d) with respect to (i) Obligations owing by the Designated Borrowers, (ii) Obligations under any Swap Contract, (iii) Obligations under any Treasury Management Agreement and (iv) any Swap Obligation of

a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.10) under the Guaranty, the Company, and (e) the successors and permitted assigns of the foregoing.

(e)The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means January 22, 2024;  provided,  however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(f)The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Revolving Commitment” means the Lender’s obligation to make Revolving Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed (a) from the Seventh Amendment Effective Date to and including March 22, 2019, ONE HUNDRED AND TWENTY-FIVE MILLION DOLLARS ($125,000,000) and (b) thereafter, ONE HUNDRED MILLION DOLLARS ($100,000,000).

(g)The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Designated Borrower Sublimit”  means an amount equal to the lesser of (a) Sublimit 2 of the Revolving Commitment and (b) $50,000,000.  The Designated Borrower Sublimit is part of, and not in addition to, the Revolving Commitment.

“Seventh Amendment Effective Date” means January 22, 2019.

“WD-40 UK” means WD-40 Company Limited, a company incorporated in England and Wales with company number 01755958 whose registered office as of the Seventh Amendment Effective Date is at Brick Close, Kiln Farm, Milton Keynes, Buckinghamshire MK11 3LJ.

(h)The first paragraph of Section 2.01(b) of the Credit Agreement is hereby amended to read as follows:

Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period; provided,  however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitment and (ii) the aggregate Outstanding Amount of all Revolving Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit.  Within the limits of the Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Loans may be Prime Rate Loans or LIBOR Rate Loans, as further provided herein, or may be made pursuant to an Autoborrow Agreement as contemplated in Section 2.02(d).

(i)Section 2.05(b) of the Credit Agreement is hereby amended to read as follows:

(b)Mandatory Prepayments of Loans.  If the Lender notifies the Company at any time that the Total Revolving Outstandings at such time exceed the Revolving Commitment then in effect, then, upon receipt of such notice, the Borrowers shall first prepay Revolving Loans and second Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such excess.  The Lender may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.    If the Lender notifies the Designated Borrowers that the Outstanding Amount of all Revolving Loans made to the Designated Borrowers at such time exceeds the Designated Borrower Sublimit, then, upon receipt of such notice, the applicable Designated Borrowers shall prepay such Revolving Loans in an aggregate amount sufficient to reduce such excess.

(j)Section 2.06 of the Credit Agreement is hereby amended to read as follows:

The Company may, upon notice to the Lender, terminate the Revolving Commitment, or from time to time permanently reduce the Revolving Commitment; provided that (i) any such notice shall be received by the Lender not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Revolving Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Commitment and (iv) if, after giving effect to any reduction of the Revolving Commitment,  the Letter of Credit Sublimit or the Designated Borrower Sublimit exceeds the amount of Sublimit 2 of the Revolving Commitment, the Letter of Credit Sublimit or the Designated Borrower Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.  The amount of any such Revolving Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Designated Borrower Sublimit unless otherwise specified by the Company. All fees accrued with respect thereto until the effective date of any termination of the Revolving Commitment shall be paid on the effective date of such termination.

(k)A new clause (d) is hereby added to Section 6.12 of the Credit Agreement to read as follows:

(d)None of the Company, any other Loan Party or any other Subsidiary of the Company has any liability arising out of or in connection with:

(i)the participation by the Company, any other Loan Party or any other Subsidiary of the Company or any person who is or was connected or associated with Company, any other Loan Party or any other Subsidiary of the Company in any occupational pension scheme which provides benefits on a defined benefit basis or the cessation of such participation (including without limitation any liability or contingent liability under section 75 or 75A of the UK Pensions Act 1995 or section 144 of the UK Pension Schemes Act 1993); or

(ii)all and any orders, notices and directions (including without limitation contribution notices and financial support directions) made (or made in the future) under the UK Pensions Act 2004 relating to any such scheme, and, for the purposes of this clause (d) the terms “connected with” and “associated” shall have the same meanings as under the UK Pensions Act 2004.

(l)The following language is hereby added at the end of Section 7.12 of the Credit Agreement to read as follows:

Procure that none of the Company, any other Loan Party or any other Subsidiary of the Company is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993) or connected with or an associate of (as those terms are used in sections 38 or 43 of the UK Pensions Act 2004) such an employer.

(m)Section 8.06(d) of the Credit Agreement is hereby amended to read as follows:

(d)so long as no Default exists immediately prior and after giving effect thereto, the Company may repurchase shares of its capital stock in an aggregate amount not to exceed $150,000,000 during the period from and including the Seventh Amendment Effective Date to the Maturity Date.

(n)The first sentence of Section 8.15 of the Credit Agreement is hereby amended to read as follows:

Permit Consolidated Capital Expenditures for any fiscal year of the Company set forth below to exceed the amount corresponding to such fiscal year:

Fiscal Year	Permitted Consolidated Capital Expenditures
2018	$7,500,000
2019	$15,800,000
2020	$18,500,000
2021	$14,000,000
2022	$10,000,000
2023	$10,000,000
2024	$10,000,000

(o)Section 9.03 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

2.Designated Borrower and Guarantor Joinder.    The parties hereto hereby confirm that from and after the Seventh Amendment Effective Date, WD-40 UK shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which WD-40 UK would have had if WD-40 UK had been an original party to the Credit Agreement as a Borrower.  WD-40 UK confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

Effective as of the Seventh Amendment Effective Date, WD-40 UK shall be a Designated Borrower and be permitted to receive Loans for its account on the terms and conditions set forth in the Credit Agreement and herein and shall otherwise be a Borrower for all purposes of the Credit Agreement.

WD-40 UK hereby further acknowledges, agrees and confirms that, by its execution of this Amendment,  WD-40 UK will be deemed to be a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  WD-40 UK hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph, WD-40 UK hereby jointly and severally together with the other Guarantors, guarantees to the Lender, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

3.Effectiveness; Conditions Precedent.  This Amendment shall be effective, as of the date hereof, upon satisfaction of the following conditions precedent:

(a)The Lender shall have received copies of this Amendment duly executed by the Loan Parties (including WD-40 UK).

(b)The Lender shall have received (i) such resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Loan Parties (including WD-40 UK) as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which each Loan Party is a party; (ii) copies of the Organization Documents of each Loan Party (including WD-40 UK)  certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer of such Loan Party to be true and correct as of the Seventh Amendment Effective Date and (iii) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party (including WD-40 UK) is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization.

(c)Receipt by the Lender of a favorable opinion of legal counsel to the Loan Parties (including WD-40 UK) in form and substance reasonably satisfactory to the Lender.

(d)Receipt by the Lender of an Autoborrow Agreement duly executed by the Company providing for the automatic advance by the Lender to the Company of Revolving Loans in an aggregate amount not to exceed $30,000,000 at any time and which replaces that certain existing Autoborrow Agreement dated as of February 10, 2016 among the Company, as client and the Lender, as bank.

(e)Receipt by the Lender of all fees and expenses owed by the Loan Parties to the Lender in connection with this Amendment.

(f)The Company shall have paid all reasonable fees, charges and disbursements of counsel to the Lender in connection with this Amendment (directly to such counsel if requested by the Lender).

4.Ratification of Loan Documents.  Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents.  This Amendment is a Loan Document.

5.Authority/Enforceability.  Each Loan Party represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms.

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, or, if such consent is required, it has been obtained.

(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

6.Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants that after giving effect to this Amendment (a) the representations and warranties of the Loan Party set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

7.Counterparts/Telecopy-pdf.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy or pdf shall be effective as an original.

8.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the state of California.

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IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	WD-40 COMPANY,
a Delaware Corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

DESIGNATED BORROWER	WD-40 COMPANY LIMITED,
GUARANTOR:	a company incorporated in England and Wales

	By:	/s/ GARRY O. RIDGE
	Name:	Garry O. Ridge
	Title:	Director

GUARANTORS:	WD-40 MANUFACTURING COMPANY,
a California corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

HPD LABORATORIES INC.,
a Delaware corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

HEARTLAND CORPORATION,
a Kansas corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

LENDER:	BANK OF AMERICA, N.A.,
as a Lender,

	By:	/s/ CHRISTOPHER D. PANNACCIULLI
	Name:	Christopher D. Pannacciulli
	Title:	Senior Vice President

WD-40 COMPANY

SEVENTH AMENDMENT TO

CREDIT AGREEMENT